FinTron

FinTron provides tech-savvy new investors with an all-in-one, digital native, investing, banking, & budgeting FinTech app - created by the Mobile Generation, for the Mobile Generation. FinTron Invest is an SEC-registered, SIPC Insured, FINRA Member Broker-Dealer.


FINANCE, REBORN!
INVESTING
BANKING
Free ATM withdrawals worldwide
Interest-bearing checking accounts
Online check deposit
FinTron Invest
$1,517.71
FinTron
Fractional share investing
Automated investments
Support at your fingertips

Invest

$100.10 minimum investment

Deadline January 17, 2022
in 2 months

Unit Price
$1.30

Total Raised
$15,769

Valuation
$10,012,578

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

With nearly $3.0M in funding, FinTron is an established, VC-backed financial technologies firm with a live, client-tested, App Store-approved investing/banking/budgeting app engineered expressly for the mobile generation (FinTron App Link). FinTron is partner to FinTech titans APEX Clearing and LendingClub National Bank. Our wholly-owned subsidiary – FinTron Invest – is an SEC-registered broker-dealer, and proud Member FINRA, SIPC.

With an emphasis on trust, transparency and education, FinTron offers new investors a fully integrated, easy-to-use investing and banking experience. FinTron Invest allows clients to open an insured brokerage account in under 10 minutes – and start investing with as little as $10. FinTron's seamlessly integrated bank accounts (Provided through LendingClub Bank) feature interest-bearing checking and free ATM withdrawals globally. The game-changer: our standalone educational product, "FinTronU" guides new investors with a fully simulated trading and learning experience to start them on their financial journey.

intro



FINANCE, REBORN!
INVESTING
Fractional share investing
Automated investments
Support at your fingertips
BANKING
Free ATM withdrawals worldwide
Interest-bearing checking accounts
Online check deposit
FinTron Invest is not a bank. All banking products provided by Radius Bank.
BUDGETING
One-of-a-kind budgeting tools
Savings calculators
World-class investing knowledgebase
FinTron Invest

MARKET

The FinTech sector is on fire. The digital retail brokerage revolution that began in 2013 with the advent of Robinhood now includes major competitors enjoying multi-billion dollar valuations.

Yes, Financial Services is a crowded market – but the rock-solid MOBILE generation is a niche that is **~78% unaddressed**. We estimate the total addressable market of about 90 million Millennials and Gen Zs, 18-39, is only **~22% penetrated**. Translation: **70M+** new investors within our target have not yet invested OR landed on their investing app of choice.

sofi

SoFi

Valuation: $1.4B
Users: 5mm

robinhood

Robinhood

Valuation: $32B
Users: 22.5mm

stash

STASH

Valuation: $1.4B
Users: 5mm

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FINTRON INVEST

Your introduction to investing, banking and budgeting should be informed, straightforward, even exciting, but never daunting. FinTron Invest will guide you through your financial journey. We're here for you, through your first trade - through your financial frustrations, and cheering you on through your triumphs.

fintron-invest-1

FinTron's integrated banking model puts all your must-have financials on one easy-to-manage platform. Interactive account value charts, zero account minimums, FREE ATM withdrawals worldwide – it's all here. FinTron banking products are provided by LendingClub Bank, member FDIC, insured up to the maximum allowable amount, $250,000.

fintron-invest-2


EASY BUDGETING
INTEREST-BEARING CHECKING ACCOUNTS
FREE ATM WITHDRAWALS
CASH CALENDAR
MAY
TRANSACTIONS
1 WEEK
ACCOUNT BALANCE:
DEPOSIT
WITHDRAWAL
HISTORY

Features:

- Fractional share investing
- Automated investing features
- Automated budgeting features
- Data, charts, info, fundamentals
- Free ATM withdrawals globally
- Interest bearing checking accounts
- Full suite of digital banking products

For generations, personal finance has been done the old, complicated way. For our generation, there's FinTron. Open a brokerage account in under 10 minutes and invest with as little as $10.

> "FinTron is such a fun and innovative new way for young post-college graduates such as myself to get started investing. I particularly love educational learning modules that help serve as a solid foundation to begin my first time investing. The sleek new interface and design makes it super easy to navigate and ensure I am using the platform to its fullest potential!"
>
> *Christina Magliocco*
> *Orange, Connecticut*

BUSINESS MODEL

FinTron has 5 distinct revenue streams. We plan for our greatest source of revenue to come from our $3 monthly recurring subscription fee.

As our users deposit funds and grow their accounts we begin earning greater and greater revenue on assets under management. We earn about 1% on all cash balances held in our brokerage accounts and about half of the effective federal funds rate[1] on all cash held in our bank accounts. When your extra cash sits in your bank or brokerage account, our partners take this cash and reinvest it or lend it out and we earn a bit of what they make on these investing activities.

We also plan to generate revenues called "interchange" when our clients make banking transactions from their debit cards. Ever encounter a minimum card purchase amount at a gas station or convenience store? Well, the owner of the gas station or convenience shop is charged a transaction fee every time a customer makes a purchase using a card. These fees can be minimum fees of 50 cents to a dollar or a percentage of the transaction total... Our partner bank makes cash from these fees and we earn a bit off the top.

We DO NOT profit from payment for order flow[2].

Footnotes:

[1] Investopedia - Federal Funds Rate
[2] Investopedia - Payment For Order Flow

revenue


5 REVENUE STREAMS
BROKERAGE
Incremental Revenue
1 Securities Lending
2 Sweep Program
APEX Clearing
DIGITAL WEALTH SOLUTIONS
5 Transactional Fees
BANKING
Incremental Revenue
3 Interchange
4 Interest on Assets
LendingClub
FINTRON DOES NOT PROFIT FROM PAYMENT FOR ORDER FLOW (LIKE SOME OTHERS WE COULD MENTION)

Investing Revenue Streams:

- Securities Under Loan Program (Apex Clearing Firm)
- Sweep Program

Banking Revenue Streams:

- Interchange
- Interest on AUM

Subscription revenue stream:

- $3.00 a month recurring

> "We've created a new kind of team… a unique blend of finance, banking and technology experts, fueled by the youth and passion of our generation."
>
> *Wilder Rumpf*
> *CEO*

TEAM

With all founding members under 25, FinTron Invest employs one of the youngest executive teams in the industry. Our ambitious, equity-driven team enables FinTron to operate at an extremely low burn rate and grants us the ability to pivot with the agility of a startup.



Wilder Rumpf
CEO

Founder, Entrepreneur, BA SHU Finance and Economics, Series 63, Series 7, Series 24.



Andrew Szabo, CFA
Chief Compliance Officer

Former Managing Director, Greenwich Financial Management, Executive Director, UBS. JD, Yale Law School; MA, Harvard. Series SIE, 7, 24, 63, 79.



Matthew Fatse

Chief Operating Officer

Co-Founder, Entrepreneur, BA SHU Management, Series 63, Series 7, Series 24, over 3 years at FinTron.



Steve Forbes

Board of Directors and Legal

Scadden, Arps. Managing Director Exemplar Companies. Founding Partner Forbes Law.



Adam Pulcyn

Support Staff Director

Co-Founder, Entrepreneur, BA SHU Finance, Series 63, Series 7, Pursuing Series 24, over 2.5 years at FinTron.



Patrick May

Chief Technology Officer

CTO at Droit, Founder of Voicenik Inc., Principal Technical Program Manager at Amazon, Distinguished Architect at Yahoo!



Ben Oksman
Senior Developer

Technical Lead for Back Office and Daily Operations Team at Schonfeld Strategic Advisors, KLS Diversified Asset Management, G Capital, Rebar Systems.



Ian Smith
Chief Marketing Officer

CMO at Aptus Partners, CMO MillerSmith, Head of Global Digital Marketing and Head of Digital Transformation at Kraft Foods, Inc.



Myja Gary
Head of PR

PR at Microsoft, Yes Agency, Loft. MPS, Georgetown University.



Brian Miller
Creative Director

Founder Seir Hill, Global Creative Director at Gartner and Wunderman. Professor at SASD, Best-Selling author of Above the Fold.



Kristina DiNardo

Human Resource Director

BA SHU Business Management and HRM. Pursuing Masters of Business Administration.



Blaise Kirby

VP of Operations

Account Manager of over 1,500 accounts nationally at Wells Fargo, Financial Representative at Northwestern Mutual, BA VA - Business Administration.



Jacob Tomanelli

VP of Marketing

Financial crimes and anti-money laundering investigator at Guidehouse LLP, Liquidity Analyst at United States Federal Reserve Bank of New York.



Richard Feldman

FINOP

CFO at JSM Capital Corp., Schottenfeld Group, Acorn Capital Group, Savage Capital LLC, Global Arena Capital Corp., Waterhouse Securities, Muriel Siebert & Co. In, Senior Manager at Deloitte & Touche.



Frederick Warren
Board of Managers

Founder of Sage Venture Partners, Co-Founder of Brentwood Associates, CEO of Westland Capital Corporations.

PRESS

- FinTron Invest Partners with the Bachelorette's Jason Tartick, Founder of Restart Consulting Company to Offer New Financial Products - Business insider
- FinTron Invest to Offer Investing Services Through its New App with Apex Clearing as Custodian - Yahoo Finance
- FinTron Launches New Investing Company Headquartered in Westport, Connecticut - Benzinga
- FinTron, a CT startup, helps young people with 'zero investment experience' get their personal finances in shape - CT Post

CLOSING STATEMENT

FinTron is democratizing personal finance for the mobile-first generation. FinTron was designed by us, the mobile generation, for us. FinTron gets us, in ways that grey haired bankers and paper pushing dinosaurs just don't. When you set up an account with FinTron, you are investing in our generation. Your funds will fuel all of our futures, and in doing so, help others who are struggling with the pressures of modern day financial realities. That's why we're dedicating 5% of post-tax profits to create programs to build financial literacy in our generation and generations to come.

USE OF PROCEEDS

If the offering's maximum amount of $170,001 is raised:

Use	Value	% of Proceeds
Regulatory Fees	$25,500	15.0%
Salaries & Wages	$30,600	18.0%
Digital Marketing	$51,000	30.0%
Data Fees	$20,570	12.1%
Development Costs	$34,001	20.0%
Intermediary fees	$8,330	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in FinTron LLC. This offering must raise at least $10,000 by January 17, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. FinTron may issue additional securities to raise up to $170,001, the offering's *maximum*.

$15,769 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,832,753 units
× $1.30 per unit

$10,182,579 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

› Form C on September 13, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook
- Instagram

UPDATES

Sep 13, 2021	Primary offering of 130,770 units at $1.30
Sep 13, 2021	Filed Form C
Dec 5, 2020	Primary offering finalized, selling 62,348 units
May 27, 2020	Primary offering of 227,272 units at $1.10

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